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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
 July 26, 2002

Interactive Telesis Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28215	33-0649915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6450 Lusk Blvd., Suite E208, San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)
(858) 362-4500 (Registrant's Telephone Number, Including Area Code)
12636 High Bluff Drive, Suite 200, San Diego, California 92130 (Former Name or Former Address, if Changed since Last Report)

Item 5.    Other Events

        In July 2002, Interactive Telesis Inc., (the "Company") received Global Crossing's notification of intent to migrate the Company's record and replay business to another service provider with transition beginning in July. For eleven months ending June 30, 2002, Global Crossing represents 56% of the Company's revenues.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2002

Interactive Telesis, Inc.
By:	/s/ ALBERT L. STAERKEL
Name:	Albert L. Staerkel
Title:	President and Chief Executive Officer

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SIGNATURES